Exhibit 99.1

Information Relating to Part II, Item 14 — Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the sale and distribution of shares of common stock of Genco Shipping & Trading Limited (the “Company”) by the Company pursuant to the Company’s registration statement on Form S-3 (File No. 333-171404), as supplemented by the Company’s prospectus supplement dated February 22, 2012, other than underwriting discounts and commissions. In addition, the Company has granted the underwriters an option to purchase additional shares of common stock in an amount equal to a maximum of 15% of the base number of shares offered, exercisable at any time until 30 days after February 22, 2012.

All of the amounts shown except amounts previously paid are estimated.

Item	Amount
SEC Registration Fee*	$3,565
NYSE Listing Fee	$40,600
Legal Fees and Expenses	$560,000
Printing Expenses	$150,000
Accounting Fees and Expenses	$70,000
Transfer Agent Fees and Expenses	$5,000
Blue Sky Fees and Expenses	$5,000

Total	$834,165

* On December 23, 2010, the Company filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement (the “Registration Statement”) on Form S-3, which was amended on May 27, 2011 and  June 3, 2011, in which the Company registered  $500,000,000 of various securities.  The Company paid a total filing fee of $35,650 in connection with the Registration Statement.  The amount set forth represents the amount of the total registration fee properly allocable to the registration of the common stock being sold and distributed pursuant to the Registration Statement.